SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

GENERAL ELECTRIC CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-1500700 (I.R.S. employer identification number)

3135 Easton Turnpike Fairfield, Connecticut (Address of principal executive offices)	06828-0001 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the follow box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the follow box. [ ]

Securities Act registration statement file number to which this form relates: 333-132807

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Notes due August 15, 2048	New York Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant~s Securities to be Registered.

The description of the 6.50% Notes due August 15, 2048 (the "Notes") of General Electric Capital Corporation, a Delaware corporation (the "Registrant"), registered hereby is contained under the heading "Description of the Notes" in the pricing supplement and the prospectus supplement and under the heading "Description of Debt Securities" in the prospectus thereto forming a part of the Registrant~s Registration Statement on Form S-3 (File No. 333-132807) filed with the Securities and Exchange Commission (the "Commission") on March 29, 2006, as declared effective by the Commission on March 29, 2006 and is hereby incorporated herein by reference.

The Registrant has filed an application to list the Notes on The New York Stock Exchange, Inc. (the "NYSE"). As of the date this registration statement is filed with the Commission, the NYSE has approved the Notes for listing, subject to notice of official issuance. This Registration on Form 8-A is being filed to list the Notes on the NYSE.

Item 2. Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant, General Electric Capital Corporation, has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Eric C. Duenwald ___________________
Eric C. Duenwald
Title: Vice President

Dated: August 5, 2008

EXHIBIT INDEX

Exhibit No.	Description
4(a)

Amended and Restated General Electric Capital Corporation Standard Global Multiple Series Indenture Provisions dated as of February 27, 1997 (incorporated by reference to Exhibit No. 4(a) to the Company's Registration Statement on Form S-3 (No. 333-59707)).

4(b)

Third Amended and Restated Indenture dated as of February 27, 1997 between the Company and The Bank of New York, as successor trustee (incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No. 333-59707)).

4(c)	Form of GE Capital InterNote (incorporated by reference to Exhibit 4(dd) to the Company~s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-100527)).
24	Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-3 (No. 333-132807)).